UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2024

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On March 4, 2024, H.B. Fuller Company, a Minnesota corporation (the “Company”), entered into a Refinancing and Incremental Amendment (the “Refinancing and Incremental Amendment”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), the various lenders party thereto and certain of the Company’s subsidiaries, which amends the Second Amended and Restated Credit Agreement dated as of February 15, 2023, as previously amended, among the Company, the lenders from time to time party thereto and the Administrative Agent (as amended by the Refinancing and Incremental Amendment, the “Credit Agreement”).

Pursuant to the Refinancing and Incremental Amendment, (i) the existing Term B loans under the Credit Agreement were refinanced by “Refinancing Loans” (as defined in the Credit Agreement) in the principal amount of $794,000,000 (the “Amended TLB”), (ii) certain lenders party to the Refinancing and Incremental Amendment made additional Term B loans to the Company in the principal amount of $200,000,000, thereby increasing the aggregate principal amount of the Amended TLB to $994,000,000, and (iii) the interest rate margins applicable to the Amended TLB were decreased by 25 basis points (0.25% per annum) to 200 basis points for SOFR rate loans and 100 basis points for prime rate loans. The commitment fee rates and interest rates applicable to the revolving credit facility and the term loan A facility remain unchanged.

A copy of the Refinancing and Incremental Amendment (including the Credit Agreement as revised by the Refinancing and Incremental Amendment, as attached to the Refinancing and Incremental Amendment) is attached as Exhibit 10.1 hereto and is expressly incorporated by reference herein. The foregoing description is qualified in its entirety by reference to the actual terms of the Refinancing and Incremental Amendment.

The foregoing descriptions and the copy of the Refinancing and Incremental Amendment have been included to provide information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Refinancing and Incremental Amendment dated March 4, 2024, among H.B. Fuller Company and JPMorgan Chase Bank, N.A., as administrative agent and the various other parties named thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2024

H.B. FULLER COMPANY By: /s/ Gregory O. Ogunsanya Gregory O. Ogunsanya Senior Vice President, General Counsel and Corporate Secretary

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